Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Haudrich (investors) 314-656-5375
Stephanie Meiners (investors) 314-656-5371
	Tom Lange (media) 314-656-5369	NEWS
Mylene Labrie (Canadian media) 514-864-5103
www.smurfit-stone.com

SMURFIT-STONE REPORTS FOURTH QUARTER 2006 PROFIT OF $22 MILLION

Solid performance driven by favorable pricing, excellent mill productivity, and benefits from the company’s strategic initiatives program

CHICAGO, January 24, 2007 — Smurfit-Stone Container Corporation (Nasdaq: SSCC) today reported net income available to common stockholders of $22 million, or $0.09 per diluted share, for the fourth quarter of 2006.  These results include:

•                  A restructuring charge of $0.02 per diluted share primarily from the closure of container plants and headcount reductions; and

•                  A $0.03 per diluted share gain related to a non-cash foreign currency translation adjustment.

Fourth quarter 2006 results compare favorably to a net loss of $0.36 per diluted share for the prior year fourth quarter, which included a net $0.08 per share charge for litigation settlement, restructuring charges, and other unusual items.

Sales for the fourth quarter 2006 were $1.8 billion, compared to $1.6 billion in the fourth quarter of 2005.

For the full year 2006, Smurfit-Stone reported a net loss available to common stockholders of $71 million, or $0.28 cents per diluted share, compared to a net loss available to common stockholders of $339 million, or $1.33 per diluted share in 2005.  Operating results for 2006 included restructuring charges of $0.10 per share compared to $0.82 per share in 2005.  Sales for the year were $7.2 billion, compared to $6.8 billion in 2005.  2006 results reflect the sale of the company’s Consumer Packaging operation on June 30, 2006.

Commenting on results, Patrick J. Moore, chairman and chief executive officer, said, “I am pleased with our fourth quarter performance and significant operating earnings improvement in 2006.  Despite inflation on all key input costs, we improved our year-over-year operating performance due to higher prices for our products, excellent supply chain management, and cumulative benefits achieved during the first full year of our strategic initiatives program.”

Fourth quarter operating profit was $146 million, up significantly from breakeven a year ago.  Consistent with previous guidance, fourth quarter profits were down sequentially due to lower packaging volume as a result of fewer shipping days and plant closures during the quarter, additional mill maintenance downtime, and a turbine failure at the company’s Florence mill.  Average containerboard prices decreased slightly from the previous quarter due to customer mix changes.

Full year operating profit improved $242 million to $452 million in 2006.  Average domestic linerboard and corrugated container prices increased approximately 15 percent and 5 percent, respectively, from the prior year.  Containerboard production increased year-over-year, despite the closure of two mills in the third quarter 2005, demonstrating strong productivity improvement.  Per-day box shipments declined 1.4 percent in 2006 primarily due to the rationalization of converting facilities as part of the company’s strategic initiative program.  Better supply chain management helped the company reduce containerboard inventory levels by 12 percent for the year.

“We made great progress on our strategic initiatives in 2006, exceeding our cost reduction goal for the year,” Moore said.  “I am encouraged by the acceleration of our box plant rationalizations as we closed 17 plants since the inception of our strategic initiatives program.  Additionally, our restructuring efforts drove headcount reductions of approximately 2,000 during the year.  Several equipment installations and upgrades were completed this past quarter, and future capital reinvestment will drive further productivity improvements.”

Smurfit-Stone achieved $243 million in cumulative benefits from its strategic initiatives program, compared to the company’s target of $240 million by year end.  Savings under this program and improved pricing more than offset significant cost inflation primarily in the areas of labor and benefits, freight, energy, fiber, and chemicals.  Total debt at year end 2006 was $3,634 million, down $89 million during the quarter and $937 million for the year, principally due to the sale of the Consumer Packaging operation in the second quarter.

Commenting on the company’s 2007 outlook Moore said, “We expect a meaningful year-over-year improvement in 2007 operating results.  Consistent with prior years, we anticipate our first quarter results will be impacted sequentially by seasonal factors, including lower mill production, higher energy usage, increasing fiber costs, and timing of employee benefit expenses.  However, we anticipate that earnings will rebound beginning in the second quarter.”

Smurfit-Stone management will discuss its fourth quarter 2006 financial performance via live webcast, including a slide presentation, at 8:00 a.m. CDT (9:00 a.m. EDT) on Wednesday, January 24.  The webcast will be archived to the investors’ page of the company website, www.smurfit-stone.com.

# # #

Smurfit-Stone Container Corporation’s (Nasdaq: SSCC) innovative packaging solutions help its customers to grow their businesses and profits.  As North America’s premier packaging company, Smurfit-Stone is the industry’s leading integrated manufacturer of paperboard and paper-based packaging.  Smurfit-Stone also is one of the world’s largest paper recyclers.  The company has led the industry in safety performance every year since 2001 and conducts its business in compliance with the environmental, health and safety principles of the American Forest & Paper Association.  Smurfit-Stone operates approximately 180 facilities and employs approximately 25,200 people.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in “forward-looking statements” in the company’s annual report on form 10-K for the year ended December 31, 2005, as updated from time to time in the company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of those numbers to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.

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SMURFIT-STONE CONTAINER CORPORATION

SELECTED FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	2006					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr		3rd Qtr	4th Qtr	Year

Net sales	$1,729	$1,765	$1,844	$1,819	$7,157	$1,709		$1,760	$1,696	$1,647	$6,812

Income (loss) from operations	$(19)	$70	$115	$110	$276	$43		$69	$(271)	$(94)	$(253)

Net income (loss) available to common stockholders	$(64)	$(44)	$15	$22	$(71)	$(19)		$1	$(229)	$(92)	$(339)

Diluted income (loss) per common share	$(.25)	$(.17)	$.06	$0.09	$(.28)	$(.07)	$		$(.90)	$(.36)	$(1.33)

Total reported debt	$4,719	$3,815	$3,723	$3,634	$3,634	$4,633	$4,579	$4,543	$4,571	$4,571

Capital expenditures	$56	$83	$59	$76	$274	$66	$73	$62	$75	$276

Pension contributions	$18	$45	$47	$37	$147	$47	$45	$48	$34	$174

	Three Months Ended December 31					Year Ended December 31
	Containerboard & Corrugated Containers Segment	Reclamation Segment	Subtotal: Operating Results	Other	Total	Containerboard & Corrugated Containers Segment	Reclamation Segment	Subtotal: Operating Results	Other	Total

2006 Results
Revenues	$1,709	$110	$1,819		$1,819	$6,765	$392	$7,157		$7,157
Profit (loss)	$140	$6	$146	$(102)	$44	$433	$19	$452	$(562)	$(110)

2005 Results
Revenues	$1,564	$83	$1,647		$1,647	$6,438	$374	$6,812		$6,812
Profit (loss)	$(3)	$3	$—	$(180)	$(180)	$191	$19	$210	$(829)	$(619)

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	2006				2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Containerboard and Corrugated Container Segment

Containerboard System
North American Mill Operating Rates (Containerboard Only)	96.9%	100.0%	100.0%	100.0%	87.9%	92.0%	93.6%	97.3%

North American Containerboard Production - M Tons	1,771	1,860	1,888	1,883	1,751	1,852	1,799	1,813
Year over Year Avg. Domestic Linerboard Price Change	-0.5%	9.9%	25.8%	24.5%	25.2%	15.7%	-7.4%	-10.1%
Sequential Avg. Domestic Linerboard Price Change	10.1%	10.1%	5.0%	-2.2%	-0.1%	-0.3%	-8.3%	-1.2%

Pulp Production - M Tons	145	136	151	132	141	139	145	138
SBS/Bleached Board Production - M Tons	72	77	81	83	65	72	76	70
Kraft Paper Production - M Tons	54	47	51	47	52	50	48	54

Corrugated Containers
North American Shipments - BSF	20.1	20.2	19.7	19.2	19.6	20.4	20.6	20.0
Per Day North American Shipments - MMSF	314.4	320.1	317.9	319.6	315.6	318.5	321.7	334.0
Year over Year Avg. Corrugated Price Change	-2.5%	3.5%	9.8%	10.8%	9.3%	6.5%	-1.0%	-3.8%
Sequential Avg. Corrugated Price Change	3.3%	4.3%	3.2%	-0.4%	1.9%	-1.7%	-2.7%	-1.3%

Other Operations

Fiber Reclaimed and Brokered - M tons	1,666	1,630	1,644	1,674	1,636	1,662	1,604	1,599

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,	December 31,
	2006	2005
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$9	$5
Receivables, net	166	224
Retained interest in receivables sold (Note 1)	179	139
Inventories	538	734
Deferred income taxes	40
Prepaid expenses and other current assets	34	82
Total current assets	966	1,184

Net property, plant and equipment	3,731	4,245
Timberland, less timber depletion	43	44
Goodwill	2,873	3,309
Other assets	204	332

	$7,817	$9,114

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$84	$35
Accounts payable	542	654
Accrued compensation and payroll taxes	211	186
Interest payable	79	97
Income taxes payable	2	17
Current deferred taxes		15
Other current liabilities	147	184
Total current liabilities	1,065	1,188

Long-term debt, less current maturities	3,550	4,536
Other long-term liabilities	1,011	1,123
Deferred income taxes	384	385

Stockholders’ equity
Preferred stock	93	89
Common stock	3	3
Additional paid-in capital	4,040	4,009
Retained earnings (deficit)	(1,917)	(1,846)
Accumulated other comprehensive income (loss)	(412)	(373)
Total stockholders’ equity	1,807	1,882

	$7,817	$9,114

Note 1:          At December 31, 2006 and 2005, $590 million and $592 million, respectively, of receivables had been sold under two accounts receivable programs, of which the company retained a subordinated interest.  The off-balance sheet debt related to the two accounts receivable programs totaled $448 million and $472 million, respectively as of those dates. See our Annual Report on Form 10-K for the year ended December 31, 2005 for a further description of these programs.

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005

Net sales	$1,819	$1,647	$7,157	$6,812
Costs and expenses
Cost of goods sold	1,532	1,518	6,185	6,054
Selling and administrative expenses	169	199	677	689
Restructuring charges	8	24	43	321
(Gain) loss on sale of assets			(24)	1
Income (loss) from operations	110	(94)	276	(253)
Other income (expense)
Interest expense, net	(75)	(85)	(341)	(345)
Loss on early extinguishment of debt			(28)
Other, net (Note 1)	9	(1)	(17)	(21)
Income (loss) from continuing operations before income taxes	44	(180)	(110)	(619)
(Provision for) benefit from income taxes	(19)	80	40	241
Income (loss) from continuing operations	25	(100)	(70)	(378)
Discontinued operations
Income from discontinued operations, net of income tax provision of $9 for the twelve months ended December 31, 2006, and $7 and $34 respectively for the three and twelve months ended December 31, 2005		11	14	51
Loss on disposition of discontinued operations, net of income tax provision of $174 for the twelve months ended December 31, 2006			(3)
Net income (loss)	25	(89)	(59)	(327)
Preferred stock dividends and accretion	(3)	(3)	(12)	(12)
Net income (loss) available to common stockholders	$22	$(92)	$(71)	$(339)

Basic and diluted earnings per common share
Income (loss) from continuing operations	$0.09	$(0.40)	$(0.32)	$(1.53)
Discontinued operations		0.04	0.05	0.20
Loss on disposition of discontinued operations			(0.01)
Net income (loss) available to common stockholders	$0.09	$(0.36)	$(0.28)	$(1.33)

Weighted average shares outstanding	255	255	255	255

Note 1:          2006 includes a non-cash foreign currency gain of $13 million for the 4th quarter and $1 million for the full year.

2005 includes a non-cash foreign currency gain of $3 million for the 4th quarter and a loss of $9 million for the full year.

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	For the Year Ended
	December 31,
	2006	2005
	(Unaudited)
Cash flows from operating activities
Net loss	$(59)	$(327)
Adjustments to reconcile net loss to net cash provided by operating activities
Gain on disposition of discontinued operations	(171)
Loss on early extinguishment of debt	28
Depreciation, depletion and amortization	377	408
Amortization of deferred debt issuance costs	9	9
Deferred income taxes	108	(233)
Pension and postretirement benefits	(14)	(44)
(Gain) loss on sale of assets	(24)	1
Non-cash restructuring charges	23	267
Non-cash stock-based compensation	25	12
Non-cash foreign currency (gains) losses	(1)	9
Change in current assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	11	48
Inventories	46	39
Prepaid expenses and other current assets	15	5
Accounts payable and accrued liabilities	(90)	28
Interest payable	(17)	3
Other, net	(1)	(4)

Net cash provided by operating activities	265	221

Cash flows from investing activities
Expenditures for property, plant and equipment	(274)	(276)
Proceeds from property disposals and sale of businesses	980	8
Payments on acquisitions		(9)

Net cash provided by (used for) investing activities	706	(277)

Cash flows from financing activities
Proceeds from long-term debt		162
Net repayments of long-term debt	(937)	(93)
Debt repurchase premiums	(24)
Preferred dividends paid	(8)	(8)
Proceeds from exercise of stock options	2	1
Deferred debt issuance costs		(7)

Net cash provided by (used for) financing activities	(967)	55

Increase (decrease) in cash and cash equivalents	4	(1)
Cash and cash equivalents
Beginning of period	5	6

End of period	$9	$5

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2006	2005	2006	2005

Income (loss) from continuing operations	$25	$(100)	$(70)	$(378)
(Benefit from) provision for income taxes	19	(80)	(40)	(241)
Income from discontinued operations before income taxes (Note 1)		18	23	86
Interest expense, net	75	85	341	345
Depreciation, depletion and amortization	89	100	377	408
EBITDA	208	23	631	220
Receivables discount expense	7	5	27	18
Restructuring charges	8	24	43	321
Non-cash foreign currency (gain)/loss	(13)	(3)	(1)	9
Litigation settlements, net		36		36
Loss on early extinguishment of debt			28
(Gain)/loss on sale of assets			(24)	1
Other (Note 2)			3
Adjusted EBITDA	$210	$85	$707	$605

Note 1: Income from discontinued operations before income taxes for the year ended December 31, 2005 excludes $1 million of interest expense allocated to discontinued operations.

Note 2: Income from discontinued operations before income taxes for the year ended December 31, 2006 includes $3 million of expenses related to the sale of the consumer packaging segment.

“EBITDA” is defined as net loss before benefit from income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See disclosure below regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(Unaudited)

	Three Months Ended				Year Ended
	December 31				December 31
	2006		2005		2006		2005

Net income (loss) per diluted share available to common stockholders (GAAP)		$.09		$(.36)		$(.28)		$(1.33)
Loss on early extinguishment of debt	$		$			$.07	$
Non-cash foreign currency (gains) losses		$(.03)		$(.01)	$			$.02
(Gain) on sale of assets / loss on sale of discontinued operations	$		$			$(.04)	$
Litigation settlement				$.09				$.09
Curtailment gain-postretirement plans				$(.02)				$(.02)
Tax matters				$(.04)				$(.04)
Restructuring charges		$.02		$.06		$.10		$.82
Adjusted net income (loss) per diluted share available to common stockholders (exclusive of loss on early extinguishment of debt, non-cash foreign currency (gain) loss, (gain) on sale of assets/loss on sale of discontinued operations, litigation settlement, curtailment gain-postretirement plans, tax matters and restructuring charges)		$.08		$(.28)		$(.15)		$(.46)

Adjusted net income (loss) per diluted share available to common stockholders (exclusive of loss on early extinguishment of debt, non-cash foreign currency (gain) loss, (gain) on sale of assets/loss on sale of discontinued operations, litigation settlement, curtailment gain-postretirement plans, tax matters and restructuring charges) is a non-GAAP financial measure.  See disclosure below regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

NON-GAAP FINANCIAL MEASURES

We measure our performance primarily through our operating profit.  In addition to our audited consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA” and “adjusted net income (loss) per diluted share available to common stockholders” to measure our operating performance.  We provide a definition of the components of these measurements and reconciliation to the most directly comparable GAAP financial measure.

These non-GAAP measures are considered by our Board of Directors and management as a basis for measuring and evaluating our overall operating performance.  They are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations.  The use of these non-GAAP measures provides an indication of our ability to service debt and we consider them appropriate measures to use because of our highly leveraged position.  We believe these non-GAAP measures are useful in evaluating our operating performance compared to other companies in our industry, and are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance.

EBITDA has certain material limitations associated with its use as compared to net income.  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization.  In addition, EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in our business and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only as supplemental measures of our operating results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.  The EBITDA presentation includes a reconciliation to net income which we believe is clear and useful to our stakeholders.  A further reconciliation to adjusted EBITDA excludes certain unusual or non-recurring items, and presents a more accurate picture of our operating performance.

We use adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding from EBITDA certain unusual or nonrecurring items that we believe are not indicative of our ongoing operating results as follows:

•                  Loss on Early Extinguishment of Debt – which represents unamortized deferred debt issuance cost or call premiums charged to expense in connection with our financing activities.

•                  Non-Cash Foreign Currency Gain or Loss – which is recorded in connection with fluctuations in the Canadian dollar. The functional currency for our Canadian operations is the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities result in non-cash gains or losses.

•                  Gain or Loss on Sale of Assets – which occur on an infrequent basis.

•                  Receivables Discount Expense – which is recorded in connection with our accounts receivable securitization program and is considered a financing activity similar to interest expense that is added back in our presentation of adjusted EBITDA in a manner consistent with our interest expense.

•                  Restructuring Charges – which consist primarily of facility closures and other headcount reductions.  A significant amount of these restructuring charges are non-cash charges related to the write-down of property, plant and equipment to estimated net realizable value.  We exclude these restructuring charges to more clearly reflect our ongoing operating performance.

•                  Litigation Settlements – which occur on an infrequent basis.

We also use the non-GAAP measure “adjusted net income (loss) per diluted share available to common stockholders.”  Management believes this non-GAAP financial measure provides investors, potential investors, security analysts and others with useful information to evaluate the performance of the business because it excludes gains and losses and charges that management believes are not indicative of the ongoing operating results of the business.  In addition, this non-GAAP financial measure is used by management to evaluate our operating performance for the same reasons as detailed above in the description of the related components excluded from EBITDA to arrive at adjusted EBITDA.